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                                                                 EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated October 12, 1995, relating to the financial statements of Odwalla, Inc. for the years ended August 31, 1995 and 1994, appearing in the Company's annual report on Form 10-K for the fiscal year ended August 31, 1996.



                                                           /s/ BDO Seidman, LLP
San Francisco, California
August 18, 1997